Exhibit 10.3

Life Time Fitness, Inc.

2004 Long-Term Incentive Plan

(Effective as of April 30, 2004,

and Amended February 15, 2005)

1. Purposes.

     The purposes of this Plan are to provide long-term incentives to those persons with responsibility for the success and growth of Life Time Fitness, Inc. (the “Company”) and its subsidiaries, divisions and affiliated businesses, to associate the interests of such persons with those of the Company’s shareholders, to assist the Company in recruiting, retaining and motivating a diverse group of employees, consultants, advisors and non-employee directors on a competitive basis, and to ensure a pay-for-performance linkage for such employees and outside directors.

2. Definitions

     For purposes of this Plan:

     (a) “Affiliate” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and 424(f), or any successor provisions, and, for purposes other than the grant of Incentive Stock Options, any joint venture in which the Company or such “parent corporation” or “subsidiary corporation” owns an equity interest.

     (b) “Award” or “Awards” means a grant under this Plan in the form of Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Awards, or any or all of them.

     (c) “Award Agreement” means any written or electronic agreement contract or other instrument or document evidencing the grant of an Award, which may but is not required to be signed by a Participant, in such form and including such terms as the Committee in its sole discretion shall determine.

     (d) “Board” means the Board of Directors of the Company.

     (e) “Cause” means, unless otherwise defined in an Individual Agreement, (i) dishonesty or violation of any duty owed to the Company; (ii) conviction of a felony crime; (iii) any material act or omission involving willful malfeasance or gross negligence in the performance of duties to the Company; (iv) willful damage to the Company’s business and/or relationships with customers or suppliers; and, (v) failure, refusal or inability to perform duties in accordance with the directions, policies, and practices of the Company. The Committee shall, unless otherwise provided in an Individual Agreement with the Participant have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

     (f) “Change in Control” is defined in Section 11(b).

     (g) “Code” means the Internal Revenue Code of 1986, as amended.

     (h) “Committee” means the Compensation Committee of the Board.

     (i) “Common Stock” means the common stock, par value $.02 per share, of the Company.

     (j) “Effective Date” shall have the meaning set forth in Section 13.

     (k) “Eligible Participants” means any of the following individuals who is designated by the Committee as eligible to receive Awards, subject to the conditions set forth in this Plan: any officer, employee, non-employee director, consultant or advisor of the Company or its Affiliates. The term employee does not include any individual who is not, as of the grant date of an Award, classified by the Company or any Affiliate as an employee on its corporate books and records even if that individual is later reclassified (by the Company, such Affiliate, any court or any governmental or regulatory agency) as an employee as of the grant date. Except when referring to ISOs, all references in this Plan to “employee,” “employment” or similar words shall, with respect to consultants or advisors, refer to the consulting or advisory services provided by such consultants or advisors to the Company and shall, with respect to Non-Employee Directors, refer to service as a member of the Board.

     (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.

     (m) “Fair Market Value” on any date means:

(i)	the closing price of the stock as reported for composite transactions, if the Company’s Common Stock is then traded on a national securities exchange;

(ii)	the average of the closing representative bid and asked prices of the Company’s Common Stock as reported on NASDAQ on the date as of which fair market value is being determined; or

(iii)	if the Common Stock of the Company is not publicly traded on the date of grant of any Award under this Plan, the Committee shall make a good faith attempt to determine the fair market value of a share of Common Stock using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.

     (n) “Individual Agreement” means an employment, consulting or similar written agreement between a Participant and the Company or any one of its Affiliates.

     (o) “ISO” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an ISO.

     (p) “Non-Employee Director” means a member of the Board who is not an employee of the Company.

     (q) “NQSO” or “Non-Qualified Stock Option” means any Option that is not designated as an ISO or even if so designated does not qualify as an ISO on or subsequent to its grant date.

     (r) “Options” means the right to purchase shares of Common Stock at a specified price for a specified period of time.

     (s) “Option Exercise Price” means the purchase price per share of Common Stock covered by an Option granted pursuant to this Plan.

     (t) “Participant” means an individual who has received an Award under this Plan.

     (u) “Performance Awards” means an Award of Performance Shares or Performance Units based on the achievement of Performance Goals during a Performance Period.

     (v) “Performance Based Exception” means the performance-based exception set forth in Code Section 162(m)(4)(C) from the deductibility limitations of Code Section 162(m).

     (w) “Performance Goals” means the goals established by the Committee under Section 7(d).

     (x) “Performance Measures” means the criteria set out in Section 7(d) that may be used by the Committee as the basis for a Performance Goal.

     (y) “Performance Period” means the period established by the Committee during which the achievement of Performance Goals is assessed in order to determine whether and to what extent a Performance Award has been earned.

     (z) “Performance Shares” means shares of Common Stock awarded to a Participant based on the achievement of Performance Goals during a Performance Period.

     (aa) “Performance Units” means an Award denominated in shares of Common Stock, cash or a combination thereof, as determined by the Committee, awarded to a Participant based on the achievement of Performance Goals during a Performance Period.

     (bb) “Plan” means the Life Time Fitness, Inc. 2004 Long-Term Incentive Plan, as amended and restated from time to time.

     (cc) “Restriction Period” means, with respect to Restricted Shares or Restricted Share Units, the period during which any restrictions set by the Committee remain in place. Restrictions remain in place until such time as they have lapsed under the terms and conditions of the Restricted Shares or Restricted Share Units or as otherwise determined by the Committee.

     (dd) “Restricted Shares” means shares of Common Stock that may not be traded or sold until the date that the restrictions on transferability imposed by the Committee with respect to such shares have lapsed.

     (ee) “Restricted Share Units” means the right, as described in Section 7(c), to receive an amount, payable in either cash or shares of Common Stock, equal to the value of a specified number of shares of Common Stock.

     (ff) “Retirement” with respect to a Non-Employee Director shall mean termination from the Board after such Non-Employee Director shall have attained at least age 70 or after such Non-Employee Director shall have satisfied the criteria for Retirement established by the Committee from time to time.

     (gg) “Stock Appreciation Rights” or “SARs” means the right to receive the difference between the Fair Market Value of a share of Common Stock on the grant date and the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is exercised.

     (hh) “Total Disability” shall have the meaning set forth in the long-term disability program of the Company, unless otherwise defined in an Individual Agreement.

3. Administration of this Plan.

     (a) Authority of Committee. This Plan shall be administered by the Committee, which shall have all the powers vested in it by the terms of this Plan, such powers to include the authority (within the limitations described herein):

•	to select the persons to be granted Awards under this Plan,

•	to determine the type, size and terms of Awards to be made to each person selected,

•	to determine the time when Awards are to be made and any conditions which must be satisfied before an Award is made,

•	to establish objectives and conditions for earning Awards,

•	to determine whether an Award shall be evidenced by an agreement and, if so, to determine the terms of such agreement (which shall not be inconsistent with this Plan) and who must sign such agreement,

•	to determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of the Performance Period,

•	to determine if and when an Award may be deferred,

•	to determine the guidelines and/or procedures for the payment or exercise of Awards, and

•	to determine whether an Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether any Awards granted under this Plan comply with the Performance Based Exception under Code Section 162(m).

     (b) Interpretation of Plan. The Committee shall have full power and authority to administer and interpret this Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of this Plan and which, in its opinion, may be necessary or advisable for the administration and operation of this Plan. The Committee’s interpretations of this Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its shareholders and any person receiving an Award under this Plan.

     (c) Delegation of Authority. To the extent not prohibited by law, the Committee may (i) delegate its authority and administrative powers hereunder to a subcommittee, (ii) delegate to one or more officers of the Company its authority to grant Awards to Eligible Participants who are not subject to Section 16(b) of the Exchange Act, (iii) allocate all or any portion of its responsibilities and powers to any one or more of its members and, (iv) grant authority to employees or designate employees of the Company to execute documents on behalf of the Committee or to otherwise assist the Committee in the administration and operation of this Plan, provided that no such delegation may be made that would cause Awards or other transactions under this Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award intended to qualify for the Performance Based Exception to case to qualify for such exception. Any such allocation or delegation may be revoked by the Committee at any time.

     (d) Section 162(m) and Rule 16b-3 Compliance. In the case of any grants made to insiders or Awards that are intended to qualify for the Performance Based Exception, the Committee shall delegate its authority to a subcommittee composed solely of two or more directors who qualify as an “independent director” within the meaning of the applicable stock exchange, as an “outside director” within the meaning of Section 162(m) of the Code, and as a “non-employee director” within the meaning of Rule 16b-3.

4. Eligibility.

     Awards may be granted under this Plan to Eligible Participants.

5. Shares of Common Stock Subject to this Plan.

     (a) Authorized Number of Shares. Unless otherwise authorized by the Company’s shareholders and subject to the provisions of this Section 5 and Section 10, the maximum aggregate number of shares of Common Stock available for issuance under this Plan shall be 3,500,000. Subject to the provisions of this Section 5 and Section 10, the maximum number of shares of Common Stock that may be issued pursuant to Options intended to be ISO’s shall be 3,500,000 shares.

     (b) Share Counting. The following shall apply in determining the number of shares remaining available for grant under this Plan:

(i)	In connection with the granting of an Option or other Award (other than a Performance Unit denominated in dollars), the number of shares of Common Stock available for issuance under this Plan shall be reduced by the number of shares in respect of which the Option or Award is granted or denominated; provided, however, that, in the case of Stock Appreciation Rights granted in tandem with Options (so that only one may be exercised with the other terminating upon such exercise), the number of shares of Common Stock shall only be taken into account once (and not as to both Awards) for purposes of this Section 5 and the limitations hereunder; and provided further where a SAR is settled in shares of Common Stock, the number of shares of Common Stock available for issuance under this Plan shall be reduced only by the number of shares issued in such settlement.

(ii)	If any Option is exercised by tendering shares of Common Stock to the Company as full or partial payment of the exercise price, the number of shares available for issuance under this Plan shall be increased by the number of shares so tendered.

(iii)	Whenever any outstanding Option or other Award (or portion thereof) expires, is cancelled, is settled in cash or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the shares allocable to the expired, cancelled, settled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted under this Plan.

(iv)	Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company as a result of an acquisition will not count against the reserve of available shares under this Plan. The terms and conditions of the substitute or assumed Awards may vary from the terms and conditions set forth in this Plan to the extent the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted.

     (c) Shares to be Delivered. Shares of Common Stock to be delivered by the Company under this Plan shall be determined by the Committee and may consist in whole or in part of authorized but unissued shares or shares acquired on the open market.

     (d) Fractional Shares. No fractional shares of Common Stock may be issued under this Plan; however, cash shall be paid in lieu of any fractional shares in settlement of an Award.

6. Award Limitations.

     The maximum number of Options, SARs and Restricted Shares that can be granted to any Eligible Participant during a single calendar year cannot exceed 750,000. The maximum per Eligible Participant, per calendar year amount of Awards other than Options, SARs and Restricted Shares shall not exceed two (2) times the Eligible Participant’s base salary. The maximum Award that may be granted to any Eligible Participant for a Performance Period greater than one year shall not exceed the foregoing annual maximum multiplied by the number of full years in the Performance Period.

7. Awards to Eligible Participants.

     (a) Options.

(i)	Grants. Subject to the terms and provisions of this Plan, Options may be granted to Eligible Participants. Options may consist of ISOs or NQSOs, as the Committee shall determine. Options may be granted alone or in tandem with SARs. With respect to Options granted in tandem with SARs, the exercise of either such Options or such SARs will result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be. The grant of an Option shall occur on the date the Committee by resolution selects a Participant to receive a grant of an Option, determines the number of shares of Common Stock to be subject to such Option to be granted to such Participant and specifies the terms and provisions of the Option. The Company shall notify a Participant of any grant of an Option, and such Award shall be confirmed by, and subject to the terms of, an Award Agreement.

(ii)	Option Exercise Price. The Option Exercise Price shall be equal to or greater than the Fair Market Value on the date the Option is granted, unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company or any Affiliate as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company or such Affiliate.

(iii)	ISO Limits. ISOs may only be granted to employees of the Company and its Affiliates and may only be granted to an employee who, at the time the Option is granted, does not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate. The aggregate Fair Market Value of all shares with respect to which ISOs are exercisable by a Participant for the first time during any year shall not exceed $100,000; provided, however, that any Options or portions thereof that exceed such limit shall be treated as NQSOs notwithstanding any other provisions of the Award

Agreement, but only to the extent of such excess. The aggregate Fair Market Value of such shares shall be determined at the time the Option is granted.

(iv)	No Repricing. Except for adjustments made pursuant to Section 10, the Option Exercise Price for any outstanding Option granted under this Plan may not be decreased after the date of grant nor may any outstanding Option granted under this Plan be surrendered to the Company as consideration for the grant of a new Option with a lower Option Exercise Price or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option without the approval of the Company’s shareholders.

(v)	Buy Out of Option Gains. In the event of a Change of Control, the Committee shall have the right to elect, in its sole discretion and without the consent of the holder thereof, to cancel such Option and to cause the Company to pay to the Participant the excess of the Fair Market Value of the shares of Common Stock covered by such Option over the Option Exercise Price of such Option at the date the Committee provides written notice (the “Buy Out Notice”) of its intention to exercise such right. Buyouts pursuant to this provision shall be effected by the Company as promptly as possible after the date of the Buy Out Notice. Payments of buy out amounts may be made in cash, in shares of Common Stock, or partly in cash and partly in Common Stock, as the Committee deems advisable. To the extent payment is made in shares of Common Stock, the number of shares shall be determined by dividing the amount of the payment to be made by the Fair Market Value of a share of Common Stock at the date of the Buy Out Notice. Notwithstanding the foregoing, the Committee shall have the right to elect, in its sole discretion and without the consent of the holder thereof, to cancel vested but unexercised Options and to cause the Company to pay to the Participant the excess of the Fair Market Value of the shares of Common Stock covered by such Options over the Option Exercise Price of such Options at the date the Committee provides the Buy Out Notice, so long as the Committee takes such action with respect to all vested but unexercised Options outstanding at the time the Committee elects to exercises such right.

     (b) Stock Appreciation Rights.

(i)	Grants. Subject to the terms and provisions of this Plan, SARs may be granted to Eligible Participants. SARs may be granted alone or in tandem with Options. With respect to SARs granted in tandem with Options, the exercise of either such Options or such SARs will result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.

(ii)	Purchase Price. The purchase price per share of Common Stock covered by a SAR granted pursuant to this Plan shall be equal to or greater than Fair Market Value on the date the SAR is granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company of any Affiliate as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company or such Affiliate.

(iii)	Form of Payment. The Committee may authorize payment of a SAR in the form of cash, Common Stock valued at its Fair Market Value on the date of the exercise, a combination thereof, or by any other method as the Committee may determine.

(iv)	No Repricing. Except for adjustments pursuant to Section 10, in no event may any Stock Appreciation Right granted under this Plan be amended to decrease the purchase price per share of Common Stock covered thereby, cancelled in conjunction with the grant of any new Stock Appreciation Right with a lower purchase price per share, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Stock Appreciation Right, without the approval of the Company’s shareholders.

     (c) Restricted Shares / Restricted Share Units.

(i)	Grants. Subject to the terms and provisions of this Plan, Restricted Shares or Restricted Share Units may be granted to Eligible Participants.

(ii)	Restrictions. The Committee shall impose such terms, conditions and/or restrictions on any Restricted Shares or Restricted Share Units granted pursuant to this Plan as it may deem advisable including, without limitation: a requirement that Participants pay a stipulated purchase price for each Restricted Share or each Restricted Share Unit; restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual); time-based restrictions on vesting; and/or restrictions under applicable Federal or state securities laws. Unless otherwise determined by the Committee at the time of grant, any time-based restriction period shall be for a minimum of three years. To the extent the Restricted Shares or Restricted Share Units are intended to be deductible under Code Section 162(m), the applicable restrictions shall be based on the achievement of Performance Goals over a Performance Period, as described in Section 7(d) below.

(iii)	Payment of Units. Restricted Share Units that become payable in accordance with their terms and conditions shall be settled in cash, shares of Common Stock, or a combination of cash and shares, as determined by the Committee.

(iv)	No Disposition During Restriction Period. During the Restriction Period, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. In order to enforce the limitations imposed upon the Restricted Shares, the Committee may (a) cause a legend or legends to be placed on any certificates relating to such Restricted Shares, and/or (b) issue “stop transfer” instructions, to its transfer agent as it deems necessary or appropriate.

(v)	Dividend and Voting Rights. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Shares and Restricted Share Units shall have the right to receive dividends in cash or other property or other distribution or rights in respect of such shares, and Participants who hold Restricted Shares shall have the right to vote such shares as the record owner thereof. Unless otherwise determined by the Committee, any dividends payable to a Participant during the Restriction Period shall be distributed to the Participant only if and when the restrictions imposed on the applicable Restricted Shares or Restricted Share Units lapse.

(vi)	Share Certificates. Each certificate issued for Restricted Shares shall be registered in the name of the Participant and deposited with the Company or its designee. At the end of the Restriction Period, a certificate representing the number of shares to which the Participant is then entitled shall be delivered to the Participant free and clear of the restrictions. No certificate shall be issued with respect to a Restricted Share Unit unless and until such unit is paid in shares of Common Stock.

     (d) Performance Awards.

(i)	Grants. Subject to the provisions of this Plan, Performance Awards consisting of Performance Shares or Performance Units may be granted to Eligible Participants. Performance Awards may be granted either alone or in addition to other Awards made under this Plan.

(ii)	Performance Goals. Unless otherwise determined by the Committee, Performance Awards shall be conditioned on the achievement of Performance Goals (which shall be based on one or more Performance Measures, as determined by the Committee) over a Performance Period. The Performance Period shall be one year, unless otherwise determined by the Committee.

(iii)	Performance Measures. The Performance Measure(s) to be used for purposes of Performance Awards may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function, business unit or Affiliate of the Company in which the Participant is employed, and may consist of one or more or any combination of the following criteria: stock price, market share, sales revenue, cash flow, sales volume, earnings per share, EBITDA, pre-tax income, return on equity, return on assets, return on sales, return on invested capital, economic value added, net earnings, total shareholder return, gross margin, and/or costs. The Performance Goals based on these Performance Measures may be made relative to the performance of other corporations. The Performance Measures to be used for Performance Awards that are not intended to satisfy the conditions for the Performance Based Exception under Code Section 162(m) may consist of other criteria determined by the Committee.

(iv)	Extraordinary Events. At, or at any time after, the time an Award is granted, and to the extent permitted under Code Section 162(m) and the regulations thereunder without adversely affecting the treatment of the Award under the Performance Based Exception, the Committee may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specific corporate transactions, accounting or tax law changes and other extraordinary and nonrecurring events.

(v)	Interpretation. With respect to any Award that is intended to satisfy the conditions for the Performance Based Exception under Code Section 162(m): (A) the Committee shall interpret this Plan and this Section 7 in light of Code Section 162(m) and the regulations thereunder; (B) the Committee shall have no discretion to amend the Award in any way that would adversely affect the treatment of the Award under Code Section 162(m) and the regulations thereunder; and (C) such Award shall not be paid until the Committee shall first have certified that the Performance Goals have been achieved.

     (e) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Participants, subject to the terms of this Plan, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of

Common Stock (including, without limitation, securities convertible into shares of Common Stock), as are deemed by the Committee to be consistent with the purpose of this Plan. Shares of Common Stock or other securities delivered pursuant to a purchase right granted under this Section 7(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, shares of Common Stock, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such shares of Common Stock or other securities as of the date such purchase right is granted, unless otherwise determined by the Committee.

     (f) Dividend Equivalents. The Committee is hereby authorized to grant dividend equivalents to Eligible Participants under which the Participant shall be entitled to receive payments (in cash, shares of Common Stock, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of shares of Common Stock with respect to a number of shares of Common Stock determined by the Committee. Subject to the terms of this Plan, such dividend equivalents may have such terms and conditions as the Committee shall determine.

     (g) Termination of Awards. Unless otherwise provided in an Award Agreement, Awards shall terminate in accordance with this Section 7(g).

(i)	Options and SARs Granted to Eligible Participants. Each Option and SAR granted to an Eligible Participant pursuant to this Section 7 shall terminate:

If the Participant is then living, at the earliest of the following times:

(A)	ten (10) years after the date of grant of the Option or SAR, except in the event of death or Total Disability as provided below;

(B)	ninety (90) days after termination of employment with the Company or any Affiliate other than termination because of death or Total Disability or through discharge for Cause; provided, however, that if any Option or SAR is not fully exercisable at the time of such termination of employment, such Option or SAR shall expire on the date of such termination of employment to the extent not then exercisable;

(C)	immediately upon termination of Participant’s employment through discharge for Cause; or

(D)	any other time set forth in the Award Agreement describing and setting the terms of the Award.

In the event of death or Total Disability of the Participant while employed by the Company or any Affiliate, or if no longer so employed such Participant dies prior to termination of the entire Option or SAR under Section 7(g)(i)(B) or (D) hereof, the Participant’s Option or SAR shall become exercisable in full on the date of such death or Total Disability and shall remain exercisable for a minimum period of one (1) year after the date of death or Total Disability, unless it terminates earlier pursuant to Section 7(g)(i)(A) or (D). To the extent an Option or SAR is exercisable after the death of the Participant, it may be exercised by the person or persons to whom the Participant’s rights under the agreement have passed by will or by the applicable laws of descent and distribution and to the extent an Option or

SAR is exercisable after the Total Disability of the Participant who is incompetent, it may be exercised by the Participant’s legal representative.

(ii)	Restricted Shares and Restricted Share Units. Unless otherwise provided in the related Award Agreement, in the case of a Participant’s death or Total Disability, the Participant shall be entitled to receive a number of shares of Common Stock under outstanding Restricted Shares, or in the case of Restricted Share Units, an amount of cash or number of shares of Common Stock, that has been prorated for the portion of the term of the Award during which the Participant was employed by the Company or any Affiliate, and, with respect to any shares, all restrictions shall lapse. Any Restricted Shares or Restricted Share Units as to which the restrictions do not lapse under the preceding sentence shall terminate at the date of the Participant’s termination of employment and such Restricted Shares or Restricted Share Units shall be forfeited to the Company; provided, however, that Awards of Restricted Shares or Restricted Share Units subject to Performance Measures shall be treated the same as Performance Awards according to Section 7(g)(iii).

(iii)	Performance Awards. If a Participant’s employment or other relationship with the Company or any Affiliate terminates during a Performance Period applicable to a Performance Award because of death or Total Disability, or under other circumstances provided by the Committee in its discretion in the related Award Agreement or otherwise, the Participant, unless the Committee shall otherwise provide in the Award Agreement, shall be entitled to a payment with respect to such Performance Awards at the end of the Performance Period based upon the extent to which achievement of the Performance Measures was satisfied at the end of such period (as determined at the end of the Performance Period) and prorated for the portion of the Performance Period during which the Participant was employed by the Company or any Affiliate. Except as provided in this paragraph, if a Participant’s employment with the Company or any Affiliate terminates during a Performance Period, then such Participant shall not be entitled to any payment with respect to that Performance Award.

8.	Awards to Non-Employee Directors.

     (a) Awards. Non-Employee Directors are eligible to receive any and all types of Awards under this Plan other than ISOs. The Board must approve all Awards to Non-Employee Directors. Any Award to a Non-Employee Director shall be subject to the terms of Section 7 of this Plan, provided that to the extent the provisions of this Section 8 conflict with the terms of Section 7, this Section 8 shall prevail with respect to Awards to Non-Employee Directors.

     (b) Death, Total Disability and Retirement. In the event of the death, Total Disability or Retirement of a Non-Employee Director prior to the granting of an Award in respect of the fiscal year in which such event occurred, an Award may, in the discretion of the Board, be granted in respect of such fiscal year to the retired or disabled Non-Employee Director or his or her estate. If any Non-Employee Director ceases to be a member of the Board for any reason other than death, Total Disability or Retirement prior to the granting of an Award in respect of the fiscal year in which such event occurred, his or her rights to any Award in respect of the fiscal year during which such cessation occurred will terminate unless the Board determines otherwise.

     (c) Terms of Awards Granted to Non-Employee Directors.

(i)	Each Option granted to a Non-Employee Director shall have an Option Exercise Price equal to the Fair Market Value on the grant date.

(ii)	Each Option granted to a Non-Employee Director shall vest in accordance with the terms of an Award Agreement and shall have a term of ten years.

(iii)	In the event a Non-Employee Director terminates membership on the Board prior to the vesting date, or lapsing of any restrictions, of an Award, then (A) if such termination is the result of such Non-Employee Director’s death, Total Disability or Retirement, such Award shall immediately vest or, as applicable, the restrictions shall lapse, and, in the case of Options, be exercisable, and (B) if such termination is the result of an event other than death, Total Disability or Retirement, such Award shall immediately terminate and expire.

(iv)	No Options granted to a Non-Employee Director may be exercised after he or she ceases to be a member of the Board, except that: (A) if such cessation occurs by reason of death, the Options then held by the Non-Employee Director may be exercised by his or her designated beneficiary (or, if none, his or her legal representative) until the expiration of such Options in accordance with the terms hereof; (B) if such cessation occurs by reason of the Non-Employee Director incurring a Total Disability, the Options then held by the Non-Employee Director may be exercised by him or her until the expiration of such Options in accordance with its terms; and (C) if such cessation occurs by reason of the Non-Employee Director’s Retirement, the Options then held by the Non-Employee Director may be exercised by him or her until the expiration of such Options in accordance with the terms hereof.

     (d) Exercise of Options Granted to Non-Employee Directors.

(i)	To exercise an Option, a Non-Employee Director must provide to the Company (A) a written notice specifying the number of Options to be exercised and (B) to the extent applicable, any required payments due upon exercise.

(ii)	Non-Employee Directors may exercise Options under either of the following methods:

(A)	Cashless Exercise. To the extent permitted by law, Non-Employee Directors may exercise Options through a registered broker-dealer pursuant to cashless exercise procedures that are, from time to time, approved by the Committee. Proceeds from any such exercise shall be used to pay the exercise costs, which include the Option Exercise Price, applicable taxes and brokerage commissions. Any remaining proceeds from the sale shall be delivered to the Non-Employee Director in cash or stock, as specified by the Non-Employee Director.

(B)	Standard Exercise. Non-Employee Directors may exercise Options by paying to the Company an amount in cash from his or her own funds equal to the Option Exercise Price and any taxes required at exercise. A certificate representing the shares of Common Stock that the Non-Employee Director purchased shall be delivered to him or her only after the Option Exercise Price and the applicable taxes have been paid.

9.	Deferred Payments.

     Subject to the terms of this Plan, the Committee may determine that all or a portion of any Award to a Participant, whether it is to be paid in cash, shares of Common Stock or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by Participants. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.

10.	Dilution and Other Adjustments.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in corporate structure affecting any class of Common Stock, the Committee may, but shall not be required to, make such adjustments in the class and aggregate number of shares which may be delivered under this Plan as described in Section 5, the individual award maximums under Section 6, the class, number, and Option Exercise Price of outstanding Options and the class and number of shares subject to any other Awards granted under this Plan (provided the number of shares of any class subject to any Award shall always be a whole number), as may be determined to be appropriate by the Committee, and any such adjustment may, in the sole discretion of the Committee, take the form of Options covering more than one class of Common Stock. Such adjustment shall be conclusive and binding for all purposes of this Plan.

11.	Change in Control.

     (a) Impact of Change in Control. Notwithstanding any other provision of this Plan to the contrary, unless otherwise provided by the Committee in any Award Agreement, in the event of a Change in Control:

(i)	Any Options and SARs outstanding as of the date of such Change in Control, and which are not then exercisable and vested, shall become fully exercisable and vested.

(ii)	The restrictions and deferral limitations applicable to any Restricted Shares and Restricted Share Units shall lapse, and such Restricted Shares and Restricted Share Units shall become free of all restrictions and become fully vested.

(iii)	All Performance Awards shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be settled in cash or shares of Common Stock, as determined by the Committee, as promptly as is practicable.

(iv)	All restrictions on other Awards shall lapse and such Awards shall become free of all restrictions and become fully vested.

     (b) Definition. “Change in Control” means (i) a change in the composition of the Board such that the individuals who, as of the Effective Date (as defined below), constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board shall not be so considered as a member of the Incumbent Board; (ii) consummation of a merger, tender offer or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 45% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) consummation of a sale of all or substantially all of the assets of the Company, other than in connection with the sale-leaseback of the Company’s real estate.

12.	Miscellaneous Provisions.

     (a) Misconduct. Except as otherwise provided in agreements covering Awards hereunder, a Participant shall forfeit all rights in his or her outstanding Awards under this Plan, whether or not such Awards have been earned or are vested or remain unearned or unvested, and all such outstanding Awards shall automatically terminate and lapse, if the Committee determines that such Participant has (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company, (ii) breached any contract with or violated any fiduciary obligation to the Company, including, without limitation, a violation of any Company code of conduct, (iii) engaged in unlawful trading in the securities of the Company or of another company based on information gained as a result of that Participant’s employment or other relationship with the Company, or (iv) committed a felony or other serious crime.

     (b) Rights as Shareholder. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until certificates for shares of Common Stock are issued to the Participant.

     (c) No Loans. No loans from the Company to Participants shall be permitted under this Plan.

     (d) Assignment or Transfer. Unless the Committee shall specifically determine otherwise, no Award under this Plan or any rights or interests therein shall be transferable other than by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant. Once awarded, the shares of Common Stock received by Participants may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to the restrictions imposed by the Securities Act of 1933, Section 16 of the Exchange Act and the Company’s policy concerning insider trading, each as amended from time to time.

     (e) Withholding Taxes. The Company shall have the right to deduct from all Awards paid in cash (and any other payment hereunder) any federal, state, local or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in stock or upon exercise of Options, to require the payment (through withholding from the Participant’s salary or otherwise) of any such taxes. The obligations of the Company to make delivery of Awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government.

     (f) No Rights to Awards. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries, divisions or Affiliates. Except as set forth herein, no employee or other person shall have any claim or right to be granted an Award under this Plan. By accepting an Award, the

Participant acknowledges and agrees that (i) that the Award will be exclusively governed by the terms of this Plan, including the right reserved by the Company to amend or cancel this Plan at any time without the Company incurring liability to the Participant (except for Awards already granted under this Plan), (ii) Awards are not a constituent part of salary and that the Participant is not entitled, under the terms and conditions of employment, or by accepting or being granted Awards under this Plan to require Awards to be granted to him or her in the future under this Plan, or any other plan, (iii) the value of Awards received under this Plan will be excluded from the calculation of termination indemnities or other severance payments, and (iv) the Participant will seek all necessary approval under, make all required notifications under and comply with all laws, rules and regulations applicable to the ownership of Options and stock and the exercise of Options, including, without limitation, currency and exchange laws, rules and regulations.

     (g) Beneficiary Designation. To the extent allowed by the Committee, each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named on a contingent or successive basis) to whom any benefit under this Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, and unless the Committee determines otherwise shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

     (h) Costs and Expenses. The cost and expenses of administering this Plan shall be borne by the Company and not charged to any Award or to any Participant.

     (i) Fractional Shares. Fractional shares of Common Stock shall not be issued or transferred under an Award, but the Committee may pay cash in lieu of a fraction or round the fraction, in its discretion.

     (j) Funding of Plan. The Company shall not be required to establish or fund any special or separate account or to make any other segregation of assets to assure the payment of any Award under this Plan.

     (k) Indemnification. Provisions for the indemnification of officers and directors of the Company in connection with the administration of this Plan shall be as set forth in the Company’s articles of incorporation and bylaws as in effect from time to time.

     (l) Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, by merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     (m) Section 16 Compliance; Section 162(m) Administration. This Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events this Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan with respect to persons who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning this Plan with respect to other Eligible Participants. The Company intends that all Awards granted under this Plan to individuals who are or who the

Committee believes will be “covered employees” (within the meaning of Section 162(m)(3) of the Code) will qualify for the Performance Based Exception.

13.	Effective Date, Governing Law, Amendments and Termination.

     (a) Effective Date. This Plan shall be effective as of April 30, 2004 (the “Effective Date”), provided that it is approved by the shareholders of the Company in accordance with all applicable laws, regulations and stock exchange rules and listing standards.

     (b) Amendments. The Board may at any time terminate or from time to time amend this Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards granted prior to the date of such termination or amendment. Notwithstanding the foregoing, unless the Company’s shareholders shall have first approved the amendment, no amendment of this Plan shall be effective which would (i) increase the maximum number of shares of Common Stock which may be delivered under this Plan or to any one individual (except to the extent such amendment is made pursuant to Section 10 hereof), (ii) extend the maximum period during which Awards may be granted under this Plan, (iii) add to the types of awards that can be made under this Plan, (iv) change the Performance Measures pursuant to which Performance Awards are earned, (v) modify the requirements as to eligibility for participation in this Plan, or (vi) require shareholder approval pursuant to this Plan, applicable law or applicable stock exchange standards, to be effective. With the consent of the Participant affected, the Committee may amend outstanding agreements evidencing Awards under this Plan in a manner not inconsistent with the terms of this Plan.

     (c) Governing Law. All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of this Plan shall be determined in accordance with the laws of the State of Minnesota without giving effect to conflict of laws principles.

     (d) Termination. No Awards shall be made under this Plan after the tenth anniversary of the Effective Date.